ENERGY TRANSFER PARTNERS, L.P.
$600,000,000 4.200% SENIOR NOTES DUE 2027
$900,000,000 5.300% SENIOR NOTES DUE 2047
UNDERWRITING AGREEMENT
January 11, 2017

Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
MUFG Securities Americas Inc.
TD Securities (USA) LLC
As Representatives of the Several Underwriters
named in Schedule I hereto,

c/o Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
One Bryant Park
New York, New York 10036
c/o MUFG Securities Americas Inc.
1221 Avenue of the Americas, 6th Floor
New York, New York 10020
c/o TD Securities (USA) LLC
31 West 52nd Street
New York, New York 10019
Ladies and Gentlemen:
Energy Transfer Partners, L.P., a Delaware limited partnership (the “Partnership”), agrees with the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc. and TD Securities (USA) LLC are acting as representatives (the “Representatives”), to issue and sell to the Underwriters $600,000,000 aggregate principal amount of its 4.200% Senior Notes due 2027 (the “Notes due 2027”), and $900,000,000 aggregate principal amount of its 5.300% Senior Notes due 2047 (the “Notes due 2047” and, together with the Notes due 2027, the “Securities”), to be issued under an indenture, dated as of January 18, 2005, among the Partnership, the guarantor parties named therein and U.S. Bank National Association (as successor to Wachovia Bank, National Association), as trustee (the “Trustee”), as supplemented through the Closing Date (the “Indenture”). Energy Transfer Partners GP, L.P., a Delaware limited partnership (the “General Partner”), is the general partner of the Partnership. Energy Transfer Partners, L.L.C., a Delaware limited liability company, is the general partner of the General Partner (“ETP LLC”). The General Partner, ETP LLC and the Partnership are herein collectively called the “ETP Entities.” Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be (the “Incorporated Documents”); and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.

Prior to the date hereof, the Partnership and the General Partner entered into an Agreement and Plan of Merger, dated as of November 20, 2016 (as amended to date, the “Merger Agreement”) with Sunoco Logistics Partners L.P., a Delaware limited partnership (“SXL”), Sunoco Partners LLC, a Pennsylvania limited liability company and the general partner of SXL (“SXL GP”), and, solely for purposes of certain provisions therein, Energy Transfer Equity, L.P., a Delaware limited partnership and indirect parent entity of the Partnership, the General Partner, SXL and SXL GP (“ETE”). Upon the terms and subject to the conditions set forth in the Merger Agreement, a wholly owned subsidiary of SXL will merge with and into the Partnership, with the Partnership continuing as the surviving entity and a wholly owned subsidiary of SXL, and, concurrently therewith, SXL GP will merge with the General Partner, with the General Partner continuing as the surviving entity and becoming the general partner of SXL.

1.Representations and Warranties. The Partnership represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
(a)    The Partnership meets the requirements for use of Form S-3 under the Securities Act, and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405, on Form S-3 (No. 333-202507), including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed with the Commission prior to the Execution Time, became effective upon filing with the Commission. The Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to the Representatives. The Partnership will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.
(b)    (i)(A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) on the Effective Date relating to the Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all material respects to the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus (together with any supplement thereto) will conform in all respects to the requirements of the Securities Act, the Exchange Act and the Trust Indenture Act, and will not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(c)    As of the Applicable Time, neither (i) the Disclosure Package nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any Limited Use Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.
(d)    At the time of the initial filing of the Registration Statement, including (i) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus) and (ii) at the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was or is (as the case may be), a Well-Known Seasoned Issuer as defined in Rule 405. The Partnership agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
(e)    (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an “ineligible issuer” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an ineligible issuer.
(f)    The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form. If at any time when the Securities remain unsold by the Underwriters the Partnership receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Partnership will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Securities, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable, and (iv) promptly notify the Representatives of such effectiveness. The Partnership will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Partnership has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.
(g)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Partnership notified or notifies the Representatives as described in the last sentence of this Section 1(g), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing

Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Partnership has promptly notified or will promptly notify the Representatives and (ii) the Partnership has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
(h)    All of the issued and outstanding general partner interests, incentive distribution rights and limited partner interests of the Partnership have been duly authorized and validly issued and are fully paid (to the extent required under the Second Amended and Restated Agreement of Limited Partnership of the Partnership (as amended, the “Partnership Agreement”)) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement, the Disclosure Package and the Final Prospectus and (ii) Sections 17-303(a), 17-607 or 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)), have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; and no further approval or authority of the security holders or the Board of Directors of ETP LLC is required for the offering and sale of the Securities; the Certificate of Limited Partnership of the Partnership and the Partnership Agreement, each as filed with the Incorporated Documents, have been duly authorized and approved in accordance with the Delaware LP Act and are in full force and effect.
(i)    Each of the ETP Entities and each of the subsidiaries listed in Schedule IV hereto (collectively, referred to herein as the “Subsidiaries”) has been duly formed and is validly existing in good standing as a limited partnership, limited liability company or corporation, as the case may be, under the laws of the State of such Subsidiary’s formation, with all partnership, limited liability company or corporate power and authority necessary, in the case of the Partnership, to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus and, in the case of the General Partner and ETP LLC, to act as general partner of the Partnership and the General Partner, respectively, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Final Prospectus.
(j)    Each of the ETP Entities and each of the Subsidiaries is duly registered or qualified to do business as a foreign limited liability company, limited partnership or corporation, as the case may be, and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified and in good standing would not, individually or in the aggregate, (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership and the Subsidiaries, taken as a whole or (ii) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement and the Indenture, including the offering, issuance and sale of the Securities (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), and (ii) being herein referred to as a “Material Adverse Effect”); insofar as the foregoing representation relates to the registration or qualification of the ETP Entities, the applicable jurisdictions are set forth on Schedule III hereto.
(k)    The General Partner is the sole general partner of the Partnership with an approximate 1% general partner interest in the Partnership (the “GP Interest”) existing immediately prior to the time of purchase of the Securities under this Agreement; such GP Interest has been duly authorized and validly issued in accordance with the Partnership Agreement, and the General Partner owns such general partner interest free and clear of all liens, claims, charges and encumbrances (“Liens”).
(l)    As of January 11, 2017, (i) the limited partners of the Partnership own (A) 529,869,235 common units representing limited partner interests in the Partnership (“Common Units”), (B) 8,853,832 Class E Units representing limited partner interests in the Partnership (the “Class E Units”), (C) 90,706,000 Class G Units representing limited partner interests in the Partnership (the “Class G Units”), (D) 81,001,069 Class H Units representing limited partner interests in the Partnership (the “Class H Units”), (E) 100 Class I Units representing limited partner interests in the Partnership (the “Class I Units”), (F) 101,525,429 Class K Units representing limited partner interests in the Partnership (the “Class K Units”) and (G) 1,912,569 Series A Cumulative Convertible Preferred Units representing limited partner interests in the Partnership (together with the Common Units, the Class E Units, the Class G Units, the Class H Units, the Class I Units and the Class K Units, the “Existing Units”), collectively representing an approximate 99% limited partner interest in the Partnership, (ii) 2,571,695 Common Units are owned by ETE, free and clear of all Liens, other than Liens granted pursuant to that certain Second Amended and Restated Pledge and Security Agreement, dated as of December 2, 2013 (as amended, supplemented, amended and restated or otherwise modified from time to time, (the “ETE Pledge Agreement”), by and among ETE, ETP LLC, ETE Services Company, LLC and ETE Common Holdings Member LLC (as the grantors) and U.S. Bank National Association (as collateral agent) in order to secure obligations arising under (A) that certain Credit Agreement dated as of December 2, 2013 (as amended by that certain Incremental Commitment Agreement No. 1 dated as of February 19, 2014, that certain Amendment and Incremental Commitment Agreement No. 2 dated as of May 6, 2014, that certain Amendment and Incremental Commitment Agreement No. 3 dated as of February 10, 2015, and as further amended, the “Revolver Credit Agreement”) by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent) and the other lenders party thereto, (B) that certain Senior Secured Term Loan Agreement dated as of December 2, 2013 (as amended by that certain Incremental Loan Agreement No. 1 dated as of April 16, 2014, and as further amended, the “2013 Term Loan Credit Agreement”) by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent), and the other lenders party thereto, (C) that certain Senior Secured Term C Loan Agreement dated as of March 5, 2015 (as amended, the “2015 Term Loan Credit Agreement” and together with the 2013 Term Loan Credit Agreement and the Revolver Credit Agreement, the “ETE

Credit Agreements”) by and among ETE, as Borrower, Credit Suisse AG, Cayman Islands Branch (as administrative agent), and the other lenders party thereto, and (D) that certain Indenture dated September 20, 2010 (as amended, supplemented, restated or modified, the “ETE Indenture”) between ETE, as issuer, and U.S. Bank, National Association, as trustee, (iii) 8,853,832 Class E Units are owned by Heritage Holdings Inc., free and clear of all Liens, (iv) 90,706,000 Class G Units are owned by subsidiaries of Sunoco, Inc., free and clear of all Liens, (v) 81,001,069 Class H Units are owned by ETE (or its subsidiaries), free and clear of all Liens, other than Liens created pursuant to the ETE Pledge Agreement and (vi) 100 Class I Units are owned by ETE and (vii) 101,525,429 Class K Units are owned by certain indirect subsidiaries of the Partnership.
(m)    All of the Existing Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and have been fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by (i) matters described in the Registration Statement, the Disclosure Package and the Final Prospectus and (ii) Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act).
(n)    ETE owns 100% of the issued and outstanding membership interests in ETP LLC; such membership interests have been duly authorized and validly issued in accordance with the ETP LLC limited liability company agreement and are fully paid (to the extent required under the ETP LLC limited liability company agreement) and non-assessable (except as such non-assessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and ETE owns such membership interests free and clear of all Liens, other than Liens created pursuant to the ETE Pledge Agreement.
(o)    (i) ETP LLC is the sole general partner of the General Partner, with a 0.01% general partner interest in the General Partner; (ii) such interest has been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership; (iii) ETP LLC owns such general partner interest free and clear of all Liens; (iv) ETE owns 100% of the Class A limited partner interests of the General Partner and 100% of the Class B limited partner interests of the General Partner; (v) such limited partner interests have been duly authorized and validly issued in accordance with the General Partner’s agreement of limited partnership and are fully paid (to the extent required under the General Partner’s agreement of limited partnership) and non-assessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 or 17-804 of the Delaware LP Act and as otherwise described in the Registration Statement, the Disclosure Package and the Final Prospectus; and (vi) ETE owns such limited partner interests free and clear of all Liens, other than Liens created pursuant to the ETE Pledge Agreement.
(p)    The Partnership has no direct or indirect subsidiaries (as defined under the Securities Act) other than the Subsidiaries; other than the Subsidiaries, the Partnership does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity

(other than as set forth on Schedule V); complete and correct copies of the formation and governing documents of each of the ETP Entities and all amendments thereto have been delivered to the Representatives, and, no changes thereto will be made on or after the date hereof, through and including the time of purchase, or, if later, any additional time of purchase; and each of the ETP Entities is in compliance with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.
(q)    The Securities and Indenture conform in all material respects to each description thereof, if any, contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus.
(r)    This Agreement has been duly authorized and executed and validly delivered by the Partnership.
(s)    The Merger Agreement has been duly authorized and executed and validly delivered by each of the Partnership and the General Partner, and constitutes a legal, valid and binding obligation of each of the Partnership and the General Partnership, enforceable against each of them in accordance with its terms.
(t)    The Partnership has all requisite limited partnership power and authority to issue and deliver the Securities in accordance with and upon the terms and conditions set forth in this Agreement and the Indenture, and to execute, deliver and perform its obligations under this Agreement, the Indenture and the Securities.
(u)    The execution and delivery of, and the performance by the Partnership of its obligations under, the Indenture have been duly and validly authorized by the Partnership, and the Indenture, assuming due authorization, execution and delivery thereof by the Trustee, when executed and delivered by the Partnership, will have been duly executed and delivered by the Partnership, and will constitute the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with its terms; provided that the enforceability thereof may be limited by or subject to any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act. The Securities have been duly authorized for issuance and sale to the Underwriters, and, when executed by the Partnership and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will have been duly executed and delivered by the Partnership, and will constitute the valid and legally binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms and entitled to the benefits of the Indenture; provided that the enforceability thereof may be limited by or subject to any bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(v)    None of the ETP Entities or any Subsidiary is (A) in violation of its respective formation, governing or any other organizational documents, or (B) in breach of, in default under or in violation of, nor has any event occurred which with notice, lapse of time or both would result in any breach of, default under or violation of or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or any part of such indebtedness under any indenture, mortgage, deed of trust, note agreement, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities or any Subsidiary is a party or by which it or its properties may be bound or affected, or (C) in violation of any federal, state, local or foreign law, statute, regulation or rule, or (D) in violation of any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange (the “NYSE”)), or (E) in violation of any decree, judgment or order applicable to any of the ETP Entities or any Subsidiary or any of their respective properties, except any such breach, default or violation, in the case of clauses (B), (C), (D) and (E) above, that would, if continued, not have, individually or in the aggregate, a Material Adverse Effect or would not materially impair the ability of the Partnership to perform its obligations under this Agreement or the transactions contemplated by this Agreement; and none of (i) the execution, delivery and performance of this Agreement by the Partnership, (ii) the offering, issuance and sale of the Securities, (iii) the execution, delivery and performance of the Merger Agreement by the Partnership and the General Partner, or (iv) the consummation of the transactions contemplated hereby and by the Merger Agreement will conflict with, result in any breach or violation of or constitute a default under, nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under, or result in the creation or imposition of a Lien on any property or assets of any of the ETP Entities pursuant to (I) any formation, governing or any other organizational document of any of the ETP Entities, or (II) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the ETP Entities or any Subsidiary is a party or by which any of them or any of their respective properties may be bound or affected, or (III) any federal, state, local or foreign law, regulation or rule, or (IV) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), or (V) any decree, judgment or order applicable to any of the ETP Entities, any Subsidiary or any of their respective properties, except for any such conflicts, breaches, violations or defaults, in the case of clause (II) above, that would not have, individually or in the aggregate, a Material Adverse Effect.
(w)    No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or with any self-regulatory organization or other non-governmental regulatory authority having jurisdiction over any ETP Entity or their property (including, without limitation, the NYSE) (each, a “Consent”) is required in connection with (i) the offering, issuance or sale of the Securities in the manner contemplated herein and in the Disclosure Package, (ii) the execution, delivery and performance of the Merger Agreement, this Agreement, the Indenture and the Securities by the Partnership and (iii) the consummation by the Partnership of the transactions contemplated hereby and thereby, other than (I) registration of the Securities under the Securities Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b), will be effected in accordance herewith), (II) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters, (III) such Consents that have been obtained prior to the date hereof, (IV) such Consents expressly required under the terms of the Merger Agreement and (V) such Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.
(x)    The Partnership and each of the Subsidiaries have all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and have made all necessary filings required under any applicable law, regulation or rule, and have obtained all necessary Permits from other persons, in order to conduct their businesses, except for such permits that, if not obtained, would not have a Material Adverse Effect; none of the Partnership or any of the Subsidiaries is in violation of, is in default under, and has received notice of any proceedings relating to revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to any of the ETP Entities or any Subsidiary, except as set forth in the Disclosure Package and except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.
(y)    All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement, the Disclosure Package and the Final Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Disclosure Package and the Final Prospectus (i) under the headings “Description of Other Indebtedness,” “Description of the Debt Securities,” “Description of Notes” and “Certain United States Federal Income Tax Considerations” and (ii) in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2015, under the captions “Business – Regulation of Interstate Natural Gas Pipelines,” “Business – Regulation of Intrastate Natural Gas and NGL Pipelines,” “Business – Regulation of Sales of Natural Gas and NGLs,” “Business – Regulation of Gathering Pipelines,” “Business – Regulation of Interstate Crude Oil and Products Pipelines,” “Business – Regulation of Intrastate Crude Oil and Products Pipelines,” “Business – Regulation of Pipeline Safety” and “Legal Proceedings,” in each case, as such matters have been updated by any subsequent Quarterly

Report on Form 10-Q or Current Report on Form 8-K filed by the Partnership with the Commission, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
(z)    Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of the Partnership after due inquiry, threatened or contemplated to which any of the ETP Entities, any Subsidiary or any of ETP LLC’s directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, court, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NYSE), except for any such action, suit, claim, investigation or proceeding which, if resolved adversely to any ETP Entity or any Subsidiary, would not, individually or in the aggregate, have a Material Adverse Effect.
(aa)    Grant Thornton LLP, who have audited the consolidated financial statements of the Partnership as of and for the years ended December 31, 2015, 2014 and 2013 are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
(bb)    At September 30, 2016, the Partnership had on an actual basis, and would have had, after giving effect to the offering of the Securities and the other items set forth under “Capitalization” in the Disclosure Package on the pro forma basis indicated in the Disclosure Package, a capitalization as set forth therein. The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, together with the related notes and schedules, present fairly in all material respects the consolidated financial position of the entities purported to be shown thereby as of the dates indicated and the consolidated results of operations, cash flows and changes in partners’ equity of such entities for the periods specified and have been prepared in compliance with the requirements of the Securities Act and the Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis (“GAAP”) during the periods involved, except to the extent expressly disclosed therein; the pro forma financial statements of the Partnership included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, if any, together with the related notes and schedules, include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, if any; the other financial and statistical data set forth in or incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Partnership. The pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X and Regulation G. No other financial statements are required to be included in the Registration Statement, the Disclosure Package and the Final Prospectus, pursuant to the applicable accounting requirements of the Securities Act and the Exchange Act. The interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus and the Final Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.
(cc)    Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, singly or in the aggregate, a prospective material adverse change, in the business, properties, management, financial condition, prospects, net worth or results of operations of the ETP Entities individually or in the aggregate, on the one hand, and/or the Partnership and the Subsidiaries (taken as a whole), on the other hand, (ii) any transaction that is material to the Partnership or any Subsidiary (taken as a whole), (iii) any obligation or liability, direct, indirect or contingent (including any off-balance sheet obligations), incurred by any of the ETP Entities or any of the Subsidiaries that is material to the Partnership and the Subsidiaries (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any of the ETP Entities or (v) any dividend or distribution of any kind declared, paid or made on the securities of the Partnership or any Subsidiary, in each case whether or not arising from transactions in the ordinary course of business.
(dd)    Neither the Partnership nor any Subsidiary is, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Securities will any of them be, and, after giving effect to the offering and sale of the Securities, none of them will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.
(ee)    The Partnership and each of the Subsidiaries have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Disclosure Package and the Final Prospectus, as being owned by it, free and clear of all Liens except (i) as described in the Registration Statement, the Disclosure Package and the Final Prospectus and (ii) as do not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Disclosure Package and the Final Prospectus, including Liens pursuant to mortgage and/or security agreements given as security for certain non-compete agreements with the prior owners of certain businesses previously acquired by the Partnership and the Subsidiaries; provided, that, with respect to title to pipeline rights-of-way, the Partnership represents only that (A) each applicable Subsidiary has sufficient title to enable it to use and occupy the pipeline rights-of-way as they have been used and occupied in the past and are to be used and occupied in the future as described in the Registration Statement, the Disclosure Package and the Final Prospectus and (B) any lack of title to the pipeline rights-of-way will not have a Material Adverse Effect. All of the real property and buildings held under lease by the Partnership and each Subsidiary are held under valid and subsisting and enforceable leases, with such exceptions as would not materially interfere with the use of such properties, taken as a whole, as described in the Registration Statement, the Disclosure Package and the Final Prospectus.
(ff)    The Partnership and each of the Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses will not conflict in any material sense with, and neither the Partnership nor any Subsidiary has received any notice of conflict with, any such rights of others.
(gg)    No labor disputes with the employees that are engaged in the businesses of the Partnership and the Subsidiaries exist or, to the knowledge of the Partnership, are imminent or threatened except for those that would not, individually or in the aggregate, have a Material Adverse Effect. To the Partnership’s knowledge after due inquiry, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 or the rules and regulations promulgated thereunder concerning the employees providing services to the Partnership or any Subsidiary.
(hh)    Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, the Partnership and the Subsidiaries (i) are in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted and (iii) have not received written notice of any, and to the knowledge of the Partnership after due inquiry there are no, pending events or circumstances that could reasonably be expected to form the basis for any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and (iv) are not subject to any pending or, to the knowledge of the Partnership after due inquiry, threatened actions, suits, demands, orders or proceedings relating to any Environmental Laws against the ETP Entities (collectively, “Environmental Proceedings”), except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, actual or potential liability or Environmental Proceedings could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus and except for the Newmark Groundwater Contamination Superfund site (as to which an affiliate of the Partnership received a request for information under Section 104(2) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”) in May 2001), none of the ETP Entities nor any of the Subsidiaries is currently named as a “potentially responsible party” under CERCLA.
(ii)    All tax returns required to be filed by the Partnership and the Subsidiaries through the date hereof have been timely filed (or extensions have been timely obtained with respect to such tax returns), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided.
(jj)    The Partnership and each of the Subsidiaries maintain insurance covering their properties, operations, personnel and businesses as they reasonably deem adequate; such insurance insures against such losses and risks to an extent that is adequate in accordance with customary industry practice to protect the Partnership and each of the Subsidiaries and their business; all such insurance is fully in force on the date hereof and will be fully in force on the Closing Date (except with respect to those insurance policies for which the failure to be in effect would not have, individually or in the aggregate, a Material Adverse Effect); the Partnership does not have reason to believe that it or any Subsidiary will not be able to renew any such insurance as and when such insurance expires.
(kk)    Neither the Partnership nor any Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus, any material loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.
(ll)    Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the ETP Entities or any of the Subsidiaries has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements filed as an exhibit to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Final Prospectus or the Issuer Free Writing Prospectuses, if any, and no such termination or non-renewal has been threatened by any of the ETP Entities or any Subsidiary. To the knowledge of the Partnership after due inquiry, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the ETP Entities or any of the Subsidiaries is a party or bound or to which their respective properties are subject, is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), except for any such breach, default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.
(mm)    The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(nn)    The Partnership has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership (including the Subsidiaries) is made known to the Chief Executive Officer and the Chief Financial Officer of ETP LLC, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s auditors and the Audit Committee of the Board of Directors of ETP LLC have been advised of: (i) all significant deficiencies, if any, in the design or operation of the Partnership’s internal controls over financial reporting that could adversely affect the Partnership’s ability to record, process, summarize and report financial data, (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s internal controls over financial reporting, and (iii) all material weaknesses, if any, in the Partnership’s internal controls over financial reporting that have been identified for the Partnership’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures and internal controls over financial reporting, there have been no significant changes in the Partnership’s internal controls over financial reporting or in other factors that could significantly affect the Partnership’s internal controls over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Partnership have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Partnership, the Subsidiaries and the directors and officers of ETP LLC, in their capacity as such, are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NYSE promulgated thereunder; and the Partnership has taken all necessary actions to ensure that, upon and at all times after effectiveness of the Registration Statement, the Partnership, the Subsidiaries and the officers and directors of ETP LLC, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder.

(oo)    All statistical or market-related data included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained written consent to the use of such data from such sources to the extent required.
(pp)    Neither the Partnership nor any Subsidiary is currently prohibited, directly or indirectly, from repaying to the Partnership any loans or advances to such Subsidiary from the Partnership or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary of the Partnership, except in each case as described in (i) the Registration Statement, the Disclosure Package and the Final Prospectus or (ii) the organizational documents of the Partnership and the Subsidiaries.
(qq)    Except pursuant to this Agreement, none of the ETP Entities or the Subsidiaries has incurred any liability for any finder’s or broker’s fees or agent’s commissions in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement.
(rr)    None of the ETP Entities nor any of their respective Affiliates (as such term in defined in Rule 405) has taken, directly or indirectly, any action designed, or that has constituted or could reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
(ss)    The operations of the ETP Entities and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the ETP Entities or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership, threatened.
(tt)    None of the ETP Entities or any Subsidiary nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any of the ETP Entities or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the ETP Entities, the Subsidiaries and, to the knowledge of the Partnership, their affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(uu)    None of the ETP Entities or any Subsidiary, nor to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any ETP Entity or any Subsidiary, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
Any certificate signed by any officer of ETP LLC and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.
2.    Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations, warranties and agreements herein set forth, the Partnership agrees to sell to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership the respective principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto at a purchase price of (a) 99.136% of the principal amount of the Notes due 2027, plus accrued interest, if any, from January 17, 2017 to the Closing Date, and (b) 98.608% of the principal amount of the Notes due 2047, plus accrued interest, if any, from January 17, 2017 to the Closing Date (clauses (a) and (b) collectively, the “Purchase Price”).
3.    Delivery and Payment. The Partnership will deliver the Securities to or as instructed by the Representatives for the respective accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the Purchase Price by the Underwriters by wire transfer payable in same day funds to an account specified by the Partnership, and delivery of the Securities shall be made through the facilities of The Depository Trust Company (the “DTC”) unless the Representatives shall otherwise instruct. Such delivery and payment for the Securities shall be made at the offices of Andrews Kurth Kenyon LLP, 600 Travis, Suite 4200, Houston, Texas 77002 at 9:00 a.m., Houston time, on the third full Business Day following the date of this Agreement, or at such other time not later than seven full Business Days thereafter as the Representatives and the Partnership determine (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. The Securities will be evidenced by one or more global securities in definitive form (the “Global Notes”) or by additional definitive securities, and will be registered, in the case of the Global Notes, in the name of Cede & Co., as nominee of the DTC, and in the other cases, in such names and in such denominations as the Underwriters shall request prior to 9:00 a.m., Houston time, on the second Business Day preceding the Closing Date. The Notes to be delivered to the Underwriters shall be made available to the Underwriters at the above offices of Andrews Kurth Kenyon LLP for inspection not later than 11:00 a.m., Houston time, on the Business Day immediately preceding the Closing Date.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Disclosure Package and the Final Prospectus.
5.    Agreements. The Partnership agrees with the several Underwriters that:
(a)    The Partnership has filed or will file each Statutory Prospectus (including the Final Prospectus), properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Partnership has complied and will comply with Rule 433.
(b)    Until the completion of the public offer and sale of the Securities contemplated hereby, the Partnership will promptly advise the Representatives of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Representatives a reasonable opportunity to comment on any such amendment or supplement; and the Partnership will also advise the Representatives promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment of the Registration Statement, any supplement to any Statutory Prospectus or any additional information, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (iv) the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such suspension or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
(c)    If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, the Partnership will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the several Underwriters in such quantities as they may reasonably request.
(d)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, including in connection with use or delivery of the Final Prospectus, the Partnership promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Representatives, in such amounts as the Representatives or dealers may reasonably request, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance and (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.
(e)    As soon as practicable, but not later than 16 months after the date of this Agreement, the Partnership will make generally available to its security holders and to the Representatives an earnings statement or statements of the Partnership and the Subsidiaries that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.
(f)    The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Partnership will pay the expenses of printing and distributing to the Underwriters all documents.
(g)    The Partnership will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
(h)    The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
(i)    The Partnership will prepare a final term sheet relating to the Securities, containing only information that describes the final terms of the Securities and otherwise in a form consented to by the Representatives, and will file such final term sheet within the period required by Rule 433(d)(5)(ii) following the date such final terms have been established for all classes of the offering of the Securities. Any such final term sheet is an Issuer Free Writing Prospectus and a Permitted Free Writing Prospectus for purposes of this Agreement. The Partnership also consents to the use by any Underwriter of a free writing prospectus that contains only (i)(x) information describing the preliminary terms of the Securities or their offering, (y) information permitted by Rule 134, or (z) information that describes the final terms of the Securities or their offering and that is included in the final term sheet of the Partnership contemplated in the first sentence of this subsection or (ii) other information that is not “issuer information,” as defined in Rule 433, it being understood that any such free writing prospectus referred to in clause (i) or (ii) above shall not be an Issuer Free Writing Prospectus for purposes of this Agreement.
(j)    The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.
(k)    The Partnership will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to United States dollar-denominated debt securities issued or guaranteed by the Partnership and having a maturity of more than one year from the date of issue, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives for a period beginning on the date hereof and ending 30 days after the Closing Date.
(l)    The Partnership will use the net proceeds received in connection with the offering in the manner described in the “Use of Proceeds” section of the Disclosure Package and the Final Prospectus and, except as disclosed in the Disclosure Package, the Partnership does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(m)    The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus and the Indenture, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus, each Issuer Free Writing Prospectus, and the Indenture, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Securities; (vii) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; (viii) the fees and expenses of the Trustee and its professional advisers; (ix) any fees charged by investment rating agencies for the rating of the Securities; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder.
(n)    The Partnership will use its best efforts to permit the Securities to be eligible for clearance and settlement through DTC.
6.    Conditions to the Obligations of the Underwriters. The obligations of the several Underwriters to purchase the Securities on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Partnership or ETP LLC made in any certificates pursuant to the provisions hereof, to the performance by the Partnership of its obligations hereunder and to the following additional conditions precedent:
(a)    The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and any material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
(b)    The Partnership shall have requested and caused Latham & Watkins LLP, counsel for the Partnership, to have furnished to the Representatives their opinions and negative assurance letter, dated the Closing Date, and addressed to the Underwriters, in the forms set forth in Exhibit A-1, A-2 and A-3 hereto.
(c)    The Representatives shall have received from Andrews Kurth Kenyon LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
(d)    The Partnership shall have furnished to the Representatives a certificate of ETP LLC, signed by its Chief Executive Officer and Chief Financial Officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
(i)    the representations and warranties of the Partnership in this Agreement are true and correct on and as of the Closing Date, with the same effect as if made on the Closing Date;
(ii)    the Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;
(iii)    no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and
(iv)    since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).
(e)    The Partnership shall have requested and caused Grant Thornton LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters addressed to the Underwriters (which may refer to letters previously delivered to one or more of the Underwriters), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, which letters shall, (i) confirm that Grant Thornton LLP is an independent registered public accountants within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) state, as of the date of such letters (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Final Prospectus, including in each case any Incorporated Documents, as of a date not more than five days prior to the date of such letters), the conclusions and findings of the firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with public offerings of securities.
(f)    Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or material decrease specified in the letter or letters referred to in Section 6(e), or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).
(g)    Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership’s or the Subsidiaries’ debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
(h)    The Partnership shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Disclosure Package and the Final Prospectus as of the Closing Date as the Representatives may reasonably request.
If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.
7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership will reimburse the Underwriters severally through the

Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
8.    Indemnification and Contribution.
(a)    The Partnership agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, affiliates of any Underwriter who have, or who are alleged to have, participated in the distribution of the Securities as underwriters, and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Partnership may otherwise have.
(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Partnership acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Final Prospectus or any Issuer Free

Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of the indemnified party from all liability arising out of such action, suit, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
(d)    In the event that the indemnity provided in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and by the Underwriters, on the other, from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. The amount paid by an indemnified party as a result of Losses shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim that is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the Partnership who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).
9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or

Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Partnership. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any non-defaulting Underwriter for damages occasioned by its default hereunder.
10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in of any securities of the Partnership shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).
11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or the officers of ETP LLC and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
12.    Notices. All communications hereunder shall be in writing and effective only on receipt, and, if sent to the Underwriters, shall be mailed, delivered or faxed and confirmed to the Representatives, c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, NY1-050-12-01, New York, New York 10020, Facsimile: (646) 855-5958, Attention: High Grade Transaction Management/Legal; MUFG Securities Americas Inc., 1221 Avenue of the Americas, 6th Floor, New York, NY 10020, Attn: Capital Markets Group, Phone: (212) 405-7440, Fax: (646) 434-3455; TD Securities (USA) LLC, 31 West 52nd St., New York, New York 10019,

Attention: Debt Capital Markets Syndicate, fax no. (212) 827-7284; or, if sent to the Partnership, shall be mailed, delivered or faxed and confirmed to it at Energy Transfer Partners, L.P., 3738 Oak Lawn Avenue, Dallas, Texas 75219, Attention: General Counsel, Fax: (832) 668-1127 and confirmed to it at (832) 668-1210, attention of the Legal Department.
13.    Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person shall have any right or obligation hereunder.
14.    Representation of Underwriters. The Representatives shall act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives shall be binding upon all the Underwriters.
15.    No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership and (c) the Partnership’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.
16.    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Underwriters, or any of them, with respect to the subject matter hereof.
17.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The Partnership hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.
18.    Waiver of Jury Trial. The Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
20.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
21.    Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).
“Applicable Time” means 3:45 p.m., Eastern time, on the date of this Agreement.
“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) contained in the Registration Statement at the Execution Time.
“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.
“Closing Date” has the meaning defined in Section 3 hereof.
“Commission” shall mean the Securities and Exchange Commission.
“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses and pricing information identified in Schedule II hereto, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Securities Act.
“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule II to this Agreement.
“Issuer Free Writing Prospectus” shall mean any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).
“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.
“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
“Registration Statement” shall mean the registration statement referred to in Section 1(a), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
“Rule 134,” “Rule 158,” “Rule 164,” “Rule 172,” “Rule 401” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456,” “Rule 457” and “Rule 462” each refers to such rules under the Securities Act.
“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Securities Act, the Exchange Act, the Trust Indenture Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange and the NASDAQ Stock Market (“Exchange Rules”).
“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.
“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder.
“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Partnership one of the counterparts hereof, whereupon it shall become a binding agreement between the Partnership and the several Underwriters in accordance with its terms.
Very truly yours,

ENERGY TRANSFER PARTNERS, L.P.

BY:    ENERGY TRANSFER PARTNERS GP, L.P.,
its general partner

BY:    ENERGY TRANSFER PARTNERS, L.L.C.
its general partner

By:    /s/ Thomas E. Long
Name:    Thomas E. Long
Title:    Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By: /s/ Kevin Wehler
Name: Kevin Wehler
Title: Managing Director

MUFG SECURITIES AMERICAS INC.

By: /s/ Richard Testa
Name: Richard Testa
Title: Managing Director

TD SECURITIES (USA) LLC

By: /s/ Elsa Wang
Name: Elsa Wang
Title: Director

For themselves and the other
several Underwriters,
named in Schedule I to the
foregoing Agreement.

SCHEDULE I

Underwriter	Principal Amount of 2027 Notes	Principal Amount of 2047 Notes

Merrill Lynch, Pierce, Fenner & Smith Incorporated.	$99,334,000	$149,000,000
MUFG Securities Americas Inc.	99,333,000	149,000,000
TD Securities (USA) LLC	99,333,000	149,000,000
BBVA Securities Inc.	28,800,000	43,200,000
Credit Suisse Securities (USA) LLC	28,800,000	43,200,000
Goldman, Sachs & Co.	28,800,000	43,200,000
HSBC Securities (USA) Inc.	28,800,000	43,200,000
Mizuho Securities USA Inc.	28,800,000	43,200,000
Natixis Securities Americas LLC	28,800,000	43,200,000
PNC Capital Markets LLC	28,800,000	43,200,000
UBS Securities LLC	28,800,000	43,200,000
U.S. Bancorp Investments, Inc.	28,800,000	43,200,000
Wells Fargo Securities, LLC	28,800,000	43,200,000
Credit Agricole Securities (USA) Inc.	14,000,000	21,000,000

Total	$600,000,000	$900,000,000

Schedule I - 1

SCHEDULE II

(i)	General Use Free Writing Prospectuses (included in the Disclosure Package)
“General Use Issuer Free Writing Prospectus” includes the following document:

(1)	Final term sheet, dated January 11, 2017, for the Securities.

(ii)	Other Information Included in the Disclosure Package
The following information is also included in the Disclosure Package: None

Schedule II-1

Final Term Sheet
[Intentionally Omitted]

Schedule II-2

SCHEDULE III

Entity	Jurisdiction in which registered
Energy Transfer Partners, L.L.C.	Delaware
Energy Transfer Partners GP, L.P.	Delaware
Energy Transfer Partners, L.P.	Delaware

Schedule III-1

SCHEDULE IV

•	Aqua-PVR Water Services LLC, a Delaware limited liability company

•	Arguelles Pipeline SRL, a Mexico Sociedad de Responsabilidad Limitada

•	Associated Louisiana Intrastate Pipe Line, LLC, a Delaware limited liability company

•	Atlantic Petroleum Corporation, a Delaware corporation

•	Atlantic Petroleum Delaware Corporation, a Delaware corporation

•	Atlantic Petroleum (Out) LLC, a Delaware limited liability company

•	Atlantic Pipeline (Out) L.P., a Texas limited partnership

•	Atlantic Refining & Marketing Corp., a Delaware corporation

•	Bakken Gathering LLC, a Delaware limited liability company

•	Bakken Holdings Company LLC, a Delaware limited liability company

•	Bakken Pipeline Investments LLC, a Delaware limited liability company

•	BBP Construction Management, LLC, a Delaware limited liability company

•	CBC/Leon Limited Partnership, an Oklahoma limited partnership

•	CDM Environmental & Technical Services LLD, a Delaware limited liability company

•	CDM Holdings LLC, a Delaware limited liability company

•	CDM Resource Management LLC, a Delaware limited liability company

•	Chalkley Gathering Company, LLC, a Texas limited liability company

•	Change Up Acquisition Corporation, a Delaware corporation

•	Citrus ETP Finance LLC, a Delaware limited liability company

•	CMA Pipeline Partnership LLC, a Texas limited liability company

•	Connect Gas Pipeline LLC, a Delaware limited liability company

•	CrossCountry Citrus, LLC, a Delaware limited liability company

•	CrossCountry Energy, LLC, a Delaware limited liability company

•	Dakota Access, LLC, a Delaware limited liability company

•	Dakota Access Holdings, LLC, a Delaware limited liability company

•	Dakota Access Truck Terminals, LLC, a Delaware limited liability company

•	DAPL-ETCO Construction Management, LLC, a Delaware limited liability company

•	DAPL-ETCO Operations Management, LLC, a Delaware limited liability company

•	Dulcet Acquisition LLC, a Delaware limited liability company

•	Eastern Gulf Crude Access, LLC, a Delaware limited liability company

•	Edwards Lime Gathering, LLC, a Delaware limited liability company

•	ELG Utility LLC, a Delaware limited liability company

•	ELG Oil LLC, a Delaware limited liability company

•	Energy Transfer Canada, LLC, a Delaware limited liability company

•	Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company (75% interest)

•	Energy Transfer Data Center, LLC, a Delaware limited liability company

•	Energy Transfer Employee Management Company, a Delaware corporation

•	Energy Transfer Fuel GP, LLC, a Delaware limited liability company

•	Energy Transfer Fuel, LP, a Delaware limited partnership

•	Energy Transfer Group, LLC, a Texas limited liability company

•	Energy Transfer International Holdings LLC, a Delaware limited liability company

•	Energy Transfer Interstate Holdings, LLC, a Delaware limited liability company

•	Energy Transfer LNG Holdings, LLC, a Delaware limited liability company

Schedule IV-1

•	Energy Transfer Management Holdings, LLC, a Delaware limited liability company

•	Energy Transfer Mexicana, LLC, a Delaware limited liability company

•	Energy Transfer Rail Company, LLC, a Delaware limited liability company

•	Energy Transfer Retail Power, LLC, a Delaware limited liability company

•	Energy Transfer Technologies, Ltd., a Texas limited partnership

•	Energy Transfer Terminalling Company, LLC, a Delaware limited liability company

•	ET Company I, Ltd., a Texas limited partnership

•	ET Fuel Pipeline, L.P., a Delaware limited partnership

•	ET Rover Pipeline Canada ULC, a British Columbia, Canada unlimited liability company

•	ET Rover Pipeline LLC, a Delaware limited liability company

•	ETC Bayou Bridge Holdings, LLC, a Delaware limited liability company

•	ETC Compression, LLC, a Delaware limited liability company

•	ETC Endure Energy L.L.C., a Delaware limited liability company

•	ETC Energy Transfer, LLC, a Delaware limited liability company

•	ETC Fayetteville Express Pipeline, LLC, a Delaware limited liability company

•	ETC Fayetteville Operating Company, LLC, a Delaware limited liability company

•	ETC Field Services LLC, a Delaware limited liability company

•	ETC Gas Company Ltd., a Texas limited partnership

•	ETC Gathering, LLC, a Texas limited liability company

•	ETC Hydrocarbons, LLC, a Texas limited liability company

•	ETC Interstate Procurement Company, LLC, a Delaware limited liability company

•	ETC Intrastate Procurement Company, LLC, a Delaware limited liability company

•	ETC Katy Pipeline, Ltd., a Texas limited partnership

•	ETC KR Pipeline LLC, a Delaware limited liability company

•	ETC Lion Pipeline, LLC, a Delaware limited liability company

•	ETC Marketing, Ltd., a Texas limited partnership

•	ETC M-A Acquisition LLC, a Delaware limited liability company

•	ETC Midcontinent Express Pipeline, L.L.C., a Delaware limited liability company

•	ETC New Mexico Pipeline, L.P., a New Mexico limited partnership

•	ETC NGL Marketing, LLC, a Texas limited liability company

•	ETC NGL Transport, LLC, a Texas limited liability company

•	ETC North Dakota Terminalling, LLC, a Delaware limited liability company

•	ETC North Louisiana Midstream LLC, a Delaware limited liability company

•	ETC Northeast Development, LLC, a West Virginia limited liability company

•	ETC Northeast Pipeline, LLC, a Delaware limited liability company

•	ETC Oasis GP, LLC a Texas limited liability company

•	ETC Oasis, L.P., a Delaware limited partnership

•	ETC Texas Pipeline, Ltd., a Texas limited partnership

•	ETC Tiger Pipeline, LLC, a Delaware limited liability company

•	ETC Tilden System LLC, a Delaware limited liability company

•	ETC Water Solutions, LLC, a Delaware limited liability company

•	ETCO Holdings LLC, a Delaware limited liability company

•	ETE Holdco Corporation, a Delaware corporation

•	ETP Acquisition Sub, LLC, a Delaware limited liability company

•	ETP Crude LLC, a Delaware limited liability company

Schedule IV-2

•	ETP Holdco Corporation, a Delaware corporation

•	ETP Merger Sub A, LLC, a Delaware limited liability company

•	ETP Retail Holdings LLC, a Delaware limited liability company

•	Evergreen Assurance, LLC, a Delaware limited liability company

•	Evergreen Capital Holdings, LLC, a Delaware limited liability company

•	Evergreen Resources Group, LLC, a Delaware limited liability company

•	Fieldcrest Resources LLC, a Delaware limited liability company

•	Five Dawaco, LLC, a Texas limited liability company

•	FrontStreet Hugoton LLC, a Delaware limited liability company

•	Galveston Bay Gathering, LLC, a Texas limited liability company

•	Gulf States Transmission LLC, a Louisiana limited liability company

•	Helios Assurance Company Limited, a Bermuda company

•	Heritage ETC GP, L.L.C., a Delaware limited liability company

•	Heritage ETC, L.P., a Delaware limited partnership

•	Heritage Holdings, Inc., a Delaware corporation

•	Hesco Gathering Company LLC, a Texas limited liability company

•	Hesco Pipeline Company L.L.C., a Texas limited liability company

•	Houston Pipe Line Company LP, a Delaware limited partnership

•	HP Houston Holdings, L.P., a Delaware limited partnership

•	HPL Asset Holdings LP, a Delaware limited partnership

•	HPL Consolidation LP, a Delaware limited partnership

•	HPL GP, LLC, a Delaware limited liability company

•	HPL Holdings GP, L.L.C., a Delaware limited liability company

•	HPL Houston Pipe Line Company, LLC, a Delaware limited liability company

•	HPL Leaseco LP, a Delaware limited partnership

•	HPL Resources Company LP, a Delaware limited partnership

•	HPL Storage GP LLC, a Delaware limited liability company

•	Jalisco Corporation, a California corporation

•	K Rail LLC, a Delaware limited liability company

•	Kanawaha Rail LLC, a Virginia limited liability company

•	LA GP, LLC, a Texas limited liability company

•	La Grange Acquisition, L.P., a Texas limited partnership

•	La Grange-ETCOP Operating Company, LLC, a Delaware limited liability company

•	Lesley Corporation, a Delaware corporation

•	LG PL, LLC, a Texas limited liability company

•	LGM, LLC, a Texas limited liability company

•	Libre Insurance Company, Ltd., a Bermuda company

•	LJL, LLC, a West Virginia limited liability company

•	Loadout LLC, a Delaware limited liability company

•	Lobo Pipeline Company LLC, a Delaware limited liability company

•	Lone Star NGL Asset GP LLC, a Delaware limited liability company

•	Lone Star NGL Asset Holdings LLC, a Delaware limited liability company

•	Lone Star NGL Asset Holdings II LLC, a Delaware limited liability company

•	Lone Star NGL Development LP, a Delaware limited liability company

•	Lone Star NGL Fractionators LLC, a Delaware limited liability company

Schedule IV-3

•	Lone Star NGL Hastings LLC, a Delaware limited liability company

•	Lone Star NGL Hattiesburg LLC, a Delaware limited liability company

•	Lone Star NGL LLC, a Delaware limited liability company

•	Lone Star NGL Marketing LLC, a Delaware limited liability company

•	Lone Star NGL Mont Belvieu GP LLC, a Delaware limited liability company

•	Lone Star NGL Mont Belvieu LP, a Delaware limited liability company

•	Lone Star NGL Pipeline LP, a Delaware limited liability company

•	Lone Star NGL Product Services LLC, a Delaware limited liability company

•	Lone Star NGL Refinery Services LLC, a Delaware limited liability company

•	Lone Star NGL Sea Robin LLC, a Delaware limited liability company

•	Mascot, Inc. a Massachusetts corporation

•	Materials Handling Solutions LLC, a Delaware limited liability company

•	Mi Vida JV LLC, a Delaware limited liability company

•	Mid-Continent Pipe Line (Out) LLC, a Texas limited liability company

•	Midstream Gas Services LLC, a Texas limited liability company

•	Minden/Ada Acquisition Company, LLC, a Delaware limited liability company

•	Oasis Partner Company, a Delaware corporation

•	Oasis Pipe Line Company Texas L.P., a Texas limited partnership

•	Oasis Pipe Line Company, a Delaware corporation

•	Oasis Pipe Line Finance Company, a Delaware corporation

•	Oasis Pipe Line Management Company, a Delaware corporation

•	Oasis Pipeline, LP, a Texas limited partnership

•	Ohio River System LLC, a Delaware limited liability company

•	Pacesetter/MVHC, Inc., a Texas corporation

•	Pan Gas Storage LLC, a Delaware limited liability company

•	Panhandle Eastern Pipe Line Company, LP, a Delaware limited partnership

•	Panhandle Energy LNG Services, LLC, a Delaware limited liability company

•	Panhandle Storage LLC, a Delaware limited liability company

•	Panther Acquisition Company LLC, a Delaware limited liability company

•	PEI Power Corporation, a Pennsylvania corporation

•	Pelico Pipeline, LLC, a Delaware limited liability company

•	Penn Virginia Operating Co., LLC, a Delaware limited liability company

•	PennTex Midstream Partners, L.P., a Delaware limited partnership (65% interest)

•	PennTex Midstream GP, LLC, a Delaware limited liability company (100% interest)

•	PennTex Finance Corp., a Delaware corporation

•	PennTex Midstream Operating, LLC, a Delaware limited liability company

•	PennTex North Louisiana, LLC, a Delaware limited liability company

•	PennTex North Louisiana Operating 3, LLC, a Delaware limited liability company

•	PES Equity Holdings, LLC, a Delaware limited liability company

•	PG Energy, Inc., a Pennsylvania corporation

•	Puerto Rico Sun Oil Company LLC, a Delaware limited liability company

•	PVR Midstream JV Holdings LLC, a Delaware limited liability company

•	Regency Crude Marketing LLC, a Delaware limited liability company

•	Regency Desoto-Hesco Services LLC, a Texas limited liability company

•	Regency Desoto Pipeline LLC, a Texas limited liability company

Schedule IV-4

•	Regency Employees Management Holdings LLC, a Delaware limited liability company

•	Regency Employees Management LLC, a Delaware limited liability company

•	Regency Energy Finance Corp., a Delaware corporation

•	Regency Energy Partners LP, a Delaware limited partnership

•	Regency ERCP LLC, a Delaware limited liability company

•	Regency Gas Services LP, a Delaware limited partnership

•	Regency Gas Utility LLC, a Delaware limited liability company

•	Regency GP LLC, a Delaware limited liability company

•	Regency GP LP, a Delaware limited partnership

•	Regency GOM LLC, a Texas limited liability company

•	Regency Haynesville Intrastate Gas LLC, a Delaware limited liability company

•	Regency Hydrocarbons LLC, an Oklahoma limited liability company

•	Regency Laverne LLC, an Oklahoma limited liability company

•	Regency Liquids Pipeline LLC, a Delaware limited liability company

•	Regency Marcellus Gas Gathering LLC, a Delaware limited liability company

•	Regency Mi Vida LLC, a Delaware limited liability company

•	Regency NEPA Gas Gathering LLC, a Texas limited liability company

•	Regency OLP GP LLC, a Delaware limited liability company

•	Regency Pipeline LLC, a Delaware limited liability company

•	Regency Quitman Gathering LLC, a Delaware limited liability company

•	Regency Ranch JV LLC, a Delaware limited liability company

•	Regency Texas Pipeline LLC, a Delaware limited liability company

•	Regency Utica Gas Gathering LLC, a Delaware limited liability company

•	Regency Utica Holdco LLC, a Delaware limited liability company

•	Regency Vaughn Gathering LLC, a Texas limited liability company

•	RGP Marketing LLC, a Texas limited liability company

•	RGP Westex Gathering Inc., a Texas corporation

•	RGU West LLC, a Texas limited liability company

•	Rover Pipeline LLC, a Delaware limited liability company

•	RSS Water Services LLC, a Delaware limited liability company

•	SEC General Holdings, LLC, a Texas limited liability company

•	SEC Energy Realty GP, LLC, a Texas limited liability company

•	SEC Energy Products & Services, L.P., a Texas limited partnership

•	SEC-EP Realty Ltd., a Texas limited partnership

•	Sea Robin Pipeline Company, LLC, a Delaware limited liability company

•	Southern Union Panhandle LLC, a Delaware limited liability company

•	Southern Union Gas Company, Inc., a Texas corporation

•	SU Gas Services Operating Company, Inc., a Delaware corporation

•	SU Holding Company, Inc., a Delaware corporation

•	SUGAir Aviation Company, a Delaware corporation

•	SUG Holding Company, a Delaware limited liability company

•	Sun Alternate Energy Corporation, a Delaware corporation

•	Sun Atlantic Refining and Marketing B.V., a Netherlands company

•	Sun Atlantic Refining and Marketing B.V., Inc., a Delaware corporation

•	Sun Atlantic Refining and Marketing Company, a Delaware corporation

Schedule IV-5

•	Sun Canada, Inc., a Delaware corporation

•	Sun Company, Inc., a Delaware corporation

•	Sun Company, Inc., a Pennsylvania corporation

•	Sun International Limited, a Bermuda company

•	Sun Lubricants and Specialty Products Inc., a Quebec corporation

•	Sun Mexico One, Inc., a Delaware corporation

•	Sun Mexico Two, Inc., a Delaware corporation

•	Sun Oil Company, a Delaware corporation

•	Sun Oil Export Company, a Delaware corporation

•	Sun Oil International, Inc., a Delaware corporation

•	Sun Petrochemicals Inc., a Delaware corporation

•	Sun Pipe Line Company, a Texas corporation

•	Sun Pipe Line Delaware (Out) LLC, a Delaware limited liability company

•	Sun Refining and Marketing Company, a Delaware corporation

•	Sun Services Corporation, a Pennsylvania corporation

•	Sun Transport LLC, a Pennsylvania limited liability company

•	Sun-Del Pipeline LLC, a Delaware limited liability company

•	Sun-Del Services, Inc., a Delaware corporation

•	Suncrest Resources, LLC, a Delaware limited liability company

•	Sunmarks, LLC, a Delaware limited liability company

•	Sunoco de Mexico, S.A. de C.V., a Mexico company

•	Sunoco, Inc., a Pennsylvania corporation

•	Sunoco (R&M), LLC, a Pennsylvania limited liability company

•	Sunoco Overseas, Inc., a Delaware corporation

•	Sunoco Partners LLC, a Pennsylvania limited liability company

•	Sunoco Power Marketing L.L.C., a Pennsylvania limited liability company (99% interest)

•	Sunoco Receivables Corporation, Inc., a Delaware corporation

•	Superior Gas Compression LLC, a Texas limited liability company

•	TETC, LLC, a Texas limited liability company

•	Texas Energy Transfer Company, Ltd., a Texas limited partnership

•	Texas Energy Transfer Power, LLC, a Texas limited liability company

•	The New Claymont Investment Company, a Delaware corporation

•	The Sunoco Foundation, a Pennsylvania not-for-profit corporation

•	Toney Fork LLC, a Delaware limited liability company

•	Transwestern Pipeline Company, LLC, a Delaware limited liability company

•	Trunkline Field Services LLC, a Delaware limited liability company

•	Trunkline Gas Company, LLC, a Delaware limited liability company

•	Trunkline LNG Holdings LLC, a Delaware limited liability company

•	Vista Mar Pipeline, LLC, a Texas limited liability company

•	WesTex Energy, LLC, a Delaware limited liability company

•	West Texas Gathering Company, a Delaware corporation

•	West Texas Gulf Pipe Line Company, a Delaware corporation (60.3% interest)

•	WGP-KHC, LLC, a Delaware limited liability company

•	Whiskey Bay Gathering Company, LLC, a Delaware limited liability company

•	Whiskey Bay Gas Company, Ltd., a Texas limited partnership

Schedule IV-6

SCHEDULE V

•	Aloha Petroleum LLC, a Delaware limited liability company (38.9% interest)

•	Aloha Petroleum, Ltd., a Hawaii corporation (38.9% interest)

•	Amerigas Partners L.P., a Delaware limited partnership (3% interest)

•	Applied Petroleum Technologies, Ltd., a Texas limited partnership (38.9% interest)

•	APT Management Company, LLC, a Texas limited liability company (38.9% interest)

•	Aventine Renewable Energy Holdings, Inc., a Delaware corporation (0.0103% interest)

•	Bayview Refining Company, LLC, a Delaware limited liability company (13.45% interest)

•	Bayou Bridge Pipeline, LLC, a Delaware limited liability company (38.23% interest)

•	C&G Investments, LLC, a Delaware limited liability company (38.9% interest)

•	Citrus, LLC, a Delaware limited liability company (50% interest)

•	Citrus Energy Services, Inc., a Delaware corporation (50% interest)

•	Clean Air Action Corporation, a Delaware corporation (10% interest)

•	Comanche Trail Pipeline, LLC, a Texas limited liability company (16% interest)

•	Corpus Christi Reimco, LLC, a Texas limited liability company (38.9% interest)

•	Dakota Access, LLC, a Delaware limited liability company (45% interest)

•	Eastern Gulf Crude Access, LLC, a Delaware limited liability company (40% interest)

•	Energy Transfer Crude Oil Company, LLC, a Delaware limited liability company (40% interest)

•	Energy Transfer LNG Export, LLC, a Delaware limited liability company (40% interest)

•	ET Crude Oil Terminals, LLC, a Delaware limited liability company (40% interest)

•	ETC Illinois LLC, a Delaware limited liability company (40% interest)

•	ETCO Holdings LLC, a Delaware limited liability company (40% interest)

•	Excel Pipeline LLC, a Delaware limited liability company (27.42% interest)

•	Explorer Pipeline Company, a Delaware corporation (3.649% interest)

•	Fayetteville Express Pipeline, LLC, a Delaware limited liability company (50% interest)

•	FEP Arkansas Pipeline, LLC, an Arkansas limited liability company (50% interest)

•	Florida Gas Transmission Company, LLC, a Delaware limited liability company (50% interest)

•	GoPetro Transport LLC, a Texas limited liability company (38.9% interest)

•	Inland Corporation, an Ohio corporation (19.21% interest)

•	Japan Sun Oil Company, Ltd., a Japanese company (30% interest)

•	Lake Charles Exports, LLC, a Delaware limited liability company (20% interest)

•	Lake Charles LNG Export Company, LLC, a Delaware limited liability company (40% interest)

•	Lake Charles LNG Export, LLC, a Delaware limited liability company (40% interest)

•	Lavan Petroleum Company, an Iranian company (12.5% interest)

•	Lee 8 Storage Partnership, a Delaware limited partnership (29% interest)

•	Leon Limited Partnership, an Oklahoma limited partnership (50% interest)

•	Liberty Pipeline Group, LLC, a Delaware limited liability company (50% interest)

•	Lugresa, S.A., a Panama corporation (60% interest)

•	MACS Retail LLC, a Virginia limited liability company (38.9% interest)

Schedule V

•	Mid-Atlantic Convenience Stores LLC, a Delaware limited liability company (38.9% interest)

•	Midcontinent Express Pipeline LLC, a Delaware limited liability company (50% interest)

•	Mid-Valley Pipeline Company, an Ohio corporation (26.26% interest)

•	Oil Casualty Insurance, Ltd. a Bermuda company (2.130% interest)

•	Oil Insurance Limited, a Bermuda company (a 2.174% interest)

•	PEI Power II, LLC, a Pennsylvania limited liability company (49.9% interest)

•	Permian Express Partners LLC, a Delaware limited liability company (27.42% interest)

•	PES Holdings LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions LLC, a Delaware limited liability company (49% interest)

•	Philadelphia Energy Solutions Refining & Marketing LLC, a Delaware limited liability company (49% interest)

•	Price River Terminal, LLC, a Texas limited liability company (15.09% interest)

•	Quick Stuff of Texas Inc., a Texas corporation (38.9% interest)

•	Ranch Westex JV LLC, a Delaware limited liability company (33.3% interest)

•	Regency Intrastate Gas LP, a Delaware limited partnership (49.99% interest)

•	RIGS GP LLC, a Delaware limited liability company (49.99% interest)

•	RIGS Haynesville Partnership Co., a Delaware general partnership (49.99% interest)

•	Southside Oil, LLC, a Virginia limited liability company (38.9% interest)

•	SSP Bevco I LLC, a Texas limited liability company (38.9% interest)

•	SSP Bevco II LLC, a Texas limited liability company (38.9% interest)

•	SSP Beverage, LLC, a Texas limited liability company (38.9% interest)

•	Stripes Acquisition LLC, a Texas limited liability company (38.9% interest)

•	Stripes LLC, a Texas limited liability company (38.9% interest)

•	Stripes Holdings LLC, a Delaware limited liability company (38.9% interest)

•	Stripes No. 1009 LLC, a Texas limited liability company (38.9% interest)

•	Sun Pipe Line Company of Delaware LLC, a Delaware limited liability company (27.42% interest)

•	Sunmarks, LLC, a Delaware limited liability company (38.9% interest)

•	Sunoco, LLC, a Delaware limited liability company (38.9% interest)

•	Sunoco, LP, a Delaware limited partnership (38.9% interest)

•	Sunoco Energy Services LLC, a Texas limited liability company (38.9% interest)

•	Sunoco Finance Corp., a Delaware corporation (38.9% interest)

•	Sunoco Logistics Partners L.P., a Delaware limited partnership (33.7% interest)

•	Sunoco Logistics Partners GP LLC, a Delaware limited liability company (28.33% interest)

•	Sunoco Logistics Partners Operations GP LLC, a Delaware limited liability company (27.42% interest)

•	Sunoco Logistics Partners Operations L.P., a Delaware limited partnership (27.42% interest)

•	Sunoco Partners Lease Acquisition & Marketing LLC, a Delaware limited liability company (27.42% interest)

•	Sunoco Partners Marketing & Terminals L.P., a Texas limited partnership (27.42% interest)

Schedule V

•	Sunoco Partners NGL Facilities LLC, a Delaware limited liability company (27.42% interest)

•	Sunoco Partners Operating LLC, a Delaware limited liability company (27.42% interest)

•	Sunoco Partners Real Estate Acquisition LLC, a Delaware limited liability company (27.42% interest)

•	Sunoco Partners Rockies LLC, a Delaware limited liability company (27.42% interest)

•	Sunoco Pipeline Acquisition LLC, a Delaware limited liability company (27.42% interest)

•	Sunoco Pipeline L.P., a Texas limited partnership (27.42% interest)

•	Sunoco Retail LLC, a Pennsylvania limited liability company (38.9% interest)

•	SunVit Pipeline LLC, a Delaware limited liability company (13.72% interest)

•	Susser Company, Ltd., a Texas limited partnership (33.13% interest)

•	Susser Finance Corporation, a Delaware corporation (38.9% interest)

•	Susser Financial Services LLC, a Texas limited liability company (38.9% interest)

•	Susser Holdings Corporation, a Delaware corporation (38.9% interest)

•	Susser Holdings, L.L.C., a Delaware limited liability company (38.9% interest)

•	Susser Petroleum Company LLC, a Texas limited liability company (38.9% interest)

•	Susser Petroleum Operating Company LLC, a Delaware limited liability company (38.9% interest)

•	Susser Petroleum Property Company LLC, a Delaware limited liability company (38.9% interest)

•	Sweeny Gathering, L.P., a Texas limited partnership 950% interest)

•	TCFS Holdings, Inc., a Texas corporation (38.9% interest)

•	TND Beverage, LLC, a Texas limited liability company (38.9% interest)

•	Town & Country Food Stores, Inc., a Texas corporation (38.9% interest)

•	Trans-Pecos Pipeline, LLC, a Texas limited liability company (16% interest)

•	Venezoil, C.A., a Venezuelan company (6% interest)

•	West Shore Pipe Line Company, a Delaware corporation (4.71% interest)

•	West Texas Gulf Pipe Line Company, a Delaware corporation (27.44%)

•	Wolverine Pipe Line Company, a Delaware corporation (8.63% interest)
•    Yellowstone Pipe Line Company, a Delaware corporation (3.84% interest)

Schedule V

EXHIBIT A-1

OPINION OF LATHAM & WATKINS LLP

EXHIBIT A-2
OPINION OF LATHAM & WATKINS LLP

EXHIBIT A-3
TAX OPINION OF LATHAM & WATKINS